Exhibit 4.3

DATED	2016

WARRANT INSTRUMENT

5 New Street Square | London EC4A 3TW Tel +44 (0)20 7300 7000 Fax +44 (0)20 7300 7100
DX 41 London
www.taylorwessing.com

THIS WARRANT INSTRUMENT is made on	2016

BY

VERONA PHARMA PLC, a public limited liability company incorporated and registered in England & Wales under company number 05375156, whose registered office is at One, Central Square, Cardiff CF10 1FS (the “Company”).

AGREED TERMS

This warrant instrument (this “Warrant Instrument”) has been entered into by the Company by way of deed poll relating to the Warrants to subscribe for the Shares (as such terms are defined herein), subject to the Company’s articles of association.

This Warrant Instrument and the exhibits and appendices set out the terms and conditions of the Warrants.

Subject to the terms herein, no modification to this Warrant Instrument may be effected except by deed poll executed by the Company.

This Warrant instrument shall be governed by and construed in accordance with English law.

This Warrant has been duly executed by the Company and delivered as a deed on the date shown at the beginning.

EXECUTED as a DEED by	)
VERONA PHARMA PLC	)
acting by a director	)
in the presence of:
Director

Witness signature:

Witness name:

Witness address:

Terms and Conditions of the Warrants

1.              Terms and Conditions of the Warrants

1.1       Background and Reasons for Issuing the Warrants

At a general meeting of shareholders of Verona Pharma plc (the “Company”) held on [•] 2016, the Board of Directors of the Company were authorised to issue certain warrants (the “Warrants”) providing for the subscription of new ordinary shares of £0.001 each in the capital of the Company (the “Shares”) in accordance with the Companies Act 2006 (the “Companies Act”) and the Company’s articles of association and on the terms and conditions set out herein (the “Terms and Conditions”).

The issuance of the Warrants is made pursuant to these Terms and Conditions.

In respect of the Reg D Offering (defined below), these Terms and Conditions will be appended to a securities purchase agreement dated June 17, 2016 (the “Securities Purchase Agreement”) between the Company and certain investors (the “US Investors”) in an offering exempt from registration pursuant to Regulation D (the “Reg D Offering”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) under which the US Investors have, subject to certain terms and conditions, undertaken to subscribe for securities of the Company (the “Units”), with each Unit consisting of (i) one Share; and (ii) one Warrant to purchase two-fifths (0.4) of a Share, at a purchase price of £0.02873 per Unit (the “US Transaction”).

Concurrently with the Reg D Offering there will be an offshore offering (together with the Reg D Offering, the “Offerings”) to certain investors pursuant to Regulation S (“Regulation S”) under the Securities Act (the “Offshore Investors” and, together with the US Investors, the “Investors”) under which the Offshore Investors have, subject to certain terms and conditions, undertaken to subscribe for Units, with each Unit consisting of (i) one Share; and (ii) one Warrant to purchase two-fifths (0.4) of a Share, at a purchase price of £0.02873 per Unit (the “Offshore Transaction”, together with the US Transaction, the “Transaction”).

1.2       Number of Warrants

The Company shall issue Warrants to the Investors entitling the holders thereof (the “Warrantholders”) to subscribe for in aggregate a maximum of 622,318,538 Shares (or corresponding number of ADSs, based on the exchange ratio applicable to the exchange of Shares for ADSs (the “ADS Exchange Ratio”)) in accordance with Section 2, subject to adjustment as described in these Terms and Conditions.

1.3       Subscription of Warrants

In accordance with the terms of the Offerings, the Warrants have been subscribed for by and shall be issued to the Investors at the completion of the Transaction.

The Warrants will be issued in certificated form in the form set out in Appendix C (each such certificate, a “Warrant Certificate”).  The Company shall maintain a register of the holders of Warrants, the Warrant Certificates they hold, and the number of Warrant Shares (defined below) for which their Warrants are exercisable.

The Warrants will not be listed by the Company on a regulated market or other trading platform.

1.4       Transfer of Warrants

The Warrants may not be transferred or pledged other than:

(a)                                 to the Warrantholder, an Affiliate (as such term is defined in the Registration Rights Agreement) of a Warrantholder, or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the Warrantholder in a transaction not involving a disposition for value or to any investment fund or other entity controlled or managed by the Warrantholder or under common control with the Warrantholder, (or, if the Warrantholder is an investment company registered under the U.S. Investment Company Act of 1940, as amended (a “Mutual Fund”), pursuant to a merger or reorganization with or into another Mutual Fund that shares the same investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended), or to any partner, member or shareholder or former partner, member or shareholder of the Warrantholder, or

(b)                                 to a third party which would be holding, as the result of the transfer, Warrants representing the right to acquire at least 10,000,000 Shares, or if less, all of the Warrants held by the transferor (pledgor); or

(c)                                  pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 under the Securities Act or any other exemption from registration under the Securities Act; and

provided that in each case:

i.                                          such transfer of Warrants is made in compliance with these Terms and Conditions, applicable securities laws, and all requirements of regulatory authorities, and in connection therewith the Company may require that the transferring Warrantholder deliver to the Company an opinion of counsel in a form reasonably satisfactory to the Company to the effect that registration under the Securities Act or qualification under the securities laws of any state is not required in connection with any such transfer; provided, however, that the Company shall not require such legal opinion for transfers made by Offshore Investors to persons outside of the U.S. in compliance with Regulation S (“Offshore Transfers”);

ii.                                       the holder of the Warrant to be transferred or pledged must, prior to transfer or pledge of the Warrant, deliver to the Company: (a) the original Warrant Certificate (or an indemnity in a form satisfactory to the Company (acting reasonably) in the event that the Warrant Certificate is lost or destroyed); (b) a duly executed Warrant Assignment in the form of Exhibit (A); and (c) an Accredited Investor Certification certifying the “accredited investor” status under the Securities Act of the transferee or pledgee in the form set out in Exhibit (B-1) or an Offshore Investor Certification in the form set out in Exhibit (B-2); and

iii.                                    each Warrant Certificate transferred as above provided, other than with respect to Offshore Transfers, shall bear an appropriate restrictive legend as set forth in Section 2.15.

2.              Terms and Conditions of Share Subscription

2.1       Right to Subscribe for Warrant Shares

Each Warrant Certificate entitles its holder to subscribe for a number of new Shares set forth in the Warrant Certificate or, following the U.S. Offering and at the election of the Warrantholder, a number of ADSs representing an equivalent number of Shares based on the ADS Exchange Ratio corresponding to the ratio in the Company’s ADS facility with the depository bank (as applicable, the “Warrant Shares”).  References herein to the Warrant Shares shall mean the Shares or, if applicable, the ADSs (representing an equivalent number of Shares, based on the ADS Exchange Ratio determined from time to time, which shall be adjusted as necessary in connection with any subdivision or combination of the capital stock of the Company), mutatis mudantis.  The form of Exercise Notice will specify whether the Company will be required to deliver Shares on exercise of the Warrant, or ADSs representing an equivalent number of Shares.

If this Warrant shall have been exercised in part, the Company shall, at the request of a Warrantholder and upon surrender of this Warrant Certificate, at the time of delivery of the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights of the Warrantholder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrant. As to any fraction of a share which the Warrantholder would otherwise be entitled to purchase upon such exercise (determined on an aggregate basis with all other Warrants then being exercised by the Warrantholder), the Company shall round down to the next whole share.

2.2       Subscription Price

The subscription price for each Warrant Share is £0.034476 (which price is expressed on a per-Share basis), subject to adjustment as described in these Terms and Conditions (the “Warrant Exercise Price”). The Warrant Exercise Price shall be booked in its entirety to the share capital of the Company.

2.3       Share Subscription, Payment and Registration of Shares

Unless otherwise specifically provided under these Terms and Conditions, the Warrants shall be exercisable for the Warrant Shares as set forth in this Section 2.3 during the subscription period that commences on the earlier of (the “Commencement Date”) (i) the closing date of the U.S. Offering (defined below), and (ii) the first anniversary of the closing date of the Offerings, and ends on the fifth anniversary of the Commencement Date (the “Share Subscription Period”), provided that in the event that the Company announces the execution of a definitive agreement providing for an Acquisition (as defined below) prior to the beginning of the Share Subscription Period pursuant to the preceding clauses (i) or (ii), then the Share Subscription Period shall instead begin immediately following such announcement ( and in such case, the Warrant shall remain exercisable until the sixth anniversary of the closing of the Offerings) and the Company shall provide prompt notice to the Warrantholders of the commencement of such Share Subscription Period.  Any Warrants remaining unexercised after the end of the Share Subscription Period shall be automatically exercised pursuant to the cashless exercise procedures described in Section 2.4 hereof, without any action being taken by the Warrantholders, provided that the applicable Warrantholder is a holder of one or more Shares at such time (as described herein).

“Acquisition” means any of the following: (i) any sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (ii) any reorganization, consolidation, merger, demerger or sale of shares of the Company (including, without limitation, a public tender offer for the shares in the Company) where the holders of the Company’s outstanding shares as of immediately before the transaction (or series of related transactions) beneficially own less than a majority by voting powers of the outstanding shares of the surviving or successor entity as of immediately after the transaction; (iii) a scheme of arrangement under Part 26 of the Companies Act of 2006 pursuant to which all of the securities or shares in the Company become vested in a third party; (iv) a takeover offer within the meaning of Part 28 of the Companies Act 2006; or (v) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) acquires, directly or indirectly, the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the

Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the Company.

The Warrants may be exercised in whole or in part, at any time or from time to time on any day during the Share Subscription Period, by surrender of the Warrant Certificate and the exercise notice in the form set out in Exhibit (C) (the “Exercise Notice”), duly completed and executed by the Warrantholder, to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the address of the Warrantholder appearing on the books of the Company) specifying whether the Warrants will be exercised by way of:

(a)                                 cash payment, with the Warrantholder making payment to the Company in cash of the Warrant Exercise Price for the Warrant Shares (the “Exercise Amount”) by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount on a delivery versus payment basis (except where the Warrants are exercised for ADSs); or

(b)                                 the cashless exercise procedure specified in section 2.4 below,

together with, in each case to the extent necessary under the Securities Act, delivery to the Company of either (i) an Accredited Investor Certification certifying the “accredited investor” status under the Securities Act of the recipient of the Warrant Shares to be received upon exercise of the Warrants for cash pursuant to the preceding clause (a), in the form set out in Exhibit (B-1), or (ii) an Offshore Investor Certification in the form set out in Exhibit (B-2), as applicable, in each case with such exercise to be effective upon receipt by the Company of such notice, such Exercise Amount and such Accredited Investor Certification (the “Effective Exercise”).

In the event a Warrantholder delivers an Accredited Investor Certification in connection with exercise of Warrants, unless there is then an effective registration statement covering the issuance or resale of the Warrant Shares to be issued upon exercise, the Warrant Shares shall bear the legend set forth in Section 2.15.  For the avoidance of doubt, in the event a Warrantholder delivers an Offshore Investor Certification, the Warrant Shares shall not bear a legend.  If there is an effective registration statement covering the Warrant Shares to be issued upon exercise, then the Warrant Shares shall be issued free of any restrictive legends and shall be delivered to the Warrantholder via CREST or DTC, as applicable (with such Shares being eligible for trading on the Alternative Investment Market (“AIM”), a market operated by the London Stock Exchange plc) and with the ADSs being eligible for trading on the Nasdaq Global Market or the Nasdaq Capital Market (“Nasdaq”) (in each case, as applicable).

If the Company has reasonable grounds to object to any attempted exercise, it must give written notice of such objection within two (2) Business Days of receipt of the related exercise notice.

The Company shall issue Warrant Shares on the basis of the Warrants validly exercised in accordance with this Section 2.3 to the exercising Warrantholder.  Warrant Shares issued on the basis of Warrants validly exercised in accordance with this Section 2.3 shall be: (i) written up in the Company’s register of members; and (ii) admitted to trading as set forth in Section 3.1.

Delivery of the Shares or ADSs representing the Warrant Shares issuable upon exercise shall be made within three (3) Business Days after the Effective Exercise (“T+3 Settlement”).

If the Company shall have completed a U.S. Offering prior to Effective Exercise and sold American depositary shares representing Shares (“ADSs”) in the U.S. Offering and the Warrantholder(s) deposit Warrant Shares (initially consisting of Shares) with the depositary for the ADSs, the Company shall use its best efforts to cooperate with any reasonable request made of the Company by or on behalf of the depositary for such ADSs in connection with any such deposit and any sale of the ADSs under an effective registration statement covering such ADSs or pursuant to an exemption from registration available under the U.S. securities laws; provided, any ADSs (either certificates or book entry notations) shall be issued with restrictive legends under the Securities Act if, at the time of such deposit of the Shares, the ADSs have not then been registered for resale under that certain Registration Rights Agreement between the Company and the parties listed on the signature pages thereto dated on or about the date of completion of the Offerings (the “Registration Rights Agreement”).

For the purposes of these Terms and Conditions “U.S. Offering” means the closing of the first sale of ordinary shares of the Company or ADSs to the public in the United States in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act and in connection with which such shares or ADSs are listed on the Nasdaq.

2.4       Cashless Exercise

The Warrantholder at its sole discretion may, if it is a shareholder of the Company, determine by specifying in the Exercise Notice to exercise, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a number of Warrant Shares by way of a non pre-emptive bonus issue of fully paid up Warrant Shares to the relevant Warrantholder made out of either distributable or non-distributable reserves of the Company (including by way of a capitalisation of (i) the Company’s share premium account in accordance with section 610(3) of the Companies Act 2006 (or other non-distributable reserve from time to time); or (ii) the Company’s distributable reserves from time to time (as defined in section 830(2) of the Companies Act)), of equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the last Closing Price immediately preceding the time of delivery of the Exercise Notice giving rise to the applicable “cashless exercise”, as set forth in the applicable Exercise Notice;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =

the number of Warrant Shares for which the Warrantholder has elected to exercise this Warrant that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

For purposes of this Section 2.4, the “last Closing Price” means the last Closing Price (as defined in Section 2.10) as calculated over an entire trading day such that, in the event that this Warrant is exercised at a time that AIM or Nasdaq is open, the prior trading day’s volume weighted average price shall be used in this calculation. For the avoidance of doubt, if the Warrant is being exercised for Shares, then the last Closing Price shall be determined with reference to AIM and if the Warrant is being exercised for ADSs, then the last Closing Price shall be determined with reference to Nasdaq.

Notwithstanding anything contained herein to the contrary, the issuance of Warrant Shares upon the cashless exercise of a Warrant shall not be deemed to cause an adjustment pursuant to Sections 2.6 through 2.10 hereof.

The provisions above permitting “cashless exercise” are intended, in part, to ensure that the exchange of this Warrant for Warrant Shares pursuant to such provisions will be characterized  as and constitute  a valid reorganization in the form of a recapitalization under  section 368(a)(1)(E) of the U.S. Internal Revenue Code of 1986, as amended.

2.5       Shareholder Rights

The Warrant Shares subscribed for on the basis of the Warrants will entitle the holders thereof to any possible dividend and to other shareholder rights upon their proper registration in the Company’s register of members.

2.6       Issuance of Warrant Shares or Rights Entitling to Shares

Should the Company, prior to the end of the Share Subscription Period, resolve on any issue of new shares, stock options or other special rights entitling to shares to all shareholders (other than an issue of shares that is made in order to effect a subdivision or combination of shares within the meaning of Section 2.7), the holders of Warrants shall have the same or equal rights as the shareholders to participate in such issue. This equality shall be achieved in the manner resolved by the Board of Directors of the Company by (i) changing the Warrant Exercise Price, (ii) changing the number of Warrant Shares which the Warrants entitle to subscribe for, or by (iii) using a combination of the aforementioned items (i) and (ii), provided that adjustment shall only be made pursuant to this Section 2.6 to the extent that adjustment is not provided for with respect to such transaction under Sections 2.7 through 2.13.

2.7       Adjustment for Stock Splits and Combinations

If the Company, prior to the end of the Share Subscription Period shall effect a subdivision of its ordinary shares, the Warrant Exercise Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Company, prior to the end of the Share Subscription Period shall combine its ordinary shares, the Warrant Exercise Price then in effect immediately before the combination shall be proportionately increased.  For the avoidance of doubt, if the Company, prior to the end of the Share Subscription Period shall make any adjustment to the ADS Exchange Ratio, the number of ADSs receivable upon exercise of a Warrant, and the exercise price payable per ADS, shall be correspondingly adjusted.  Any adjustment under this Section 2.7 shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.8       Adjustment for Certain Dividends and Distributions

If the Company, prior to the end of the Share Subscription Period, shall make or issue, or fix a record date for the determination of holders of its ordinary shares entitled to receive, a dividend or other distribution to the shareholders from the fund for invested unrestricted equity payable in ordinary shares in the Company, then and in each such event the Warrant Exercise Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Warrant Exercise Price then in effect by a fraction:

(a)                                 the numerator of which shall be the total number of ordinary shares outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)                                 the denominator of which shall be the total number of ordinary shares outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of ordinary shares issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Exercise Price shall be recomputed accordingly as of the close of business on such date and thereafter the Warrant Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions, if any.

2.9       Adjustment in Number of Warrant Shares Issuable Upon Exercise of Warrants

When any adjustment is required to be made in the Warrant Exercise Price pursuant to Section 2.7 or 2.8, the number of Warrant Shares issuable upon the exercise of a Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Warrant Shares issuable upon the exercise of the Warrant immediately prior to such adjustment, multiplied by the Warrant Exercise Price in effect immediately prior to such adjustment, by (ii) the Warrant Exercise Price in effect immediately after such adjustment.

2.10                        Adjustments for Other Dividends and Distributions

If the Company, prior to the end of the Share Subscription Period, shall: (i) pay or declare a dividend payable to all shareholders other than in ordinary shares (e.g. in cash or assets other than ordinary shares in the Company); or (ii) distribute assets to shareholders from the fund for invested unrestricted equity (other than ordinary shares), the share premium reserve or legal reserve or its share capital, then and in each such event the Warrant Exercise Price then in effect immediately before such event shall be decreased as of such event by multiplying the Warrant Exercise Price then in effect by a fraction:

(a)                                 the numerator of which shall be equal to (i) the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Board of Directors of the Company) minus (ii) the amount per outstanding share of such dividend or distribution; and

(b)                                 the denominator of which shall be the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Board of Directors of the Company).

In the event that the application of the above fraction would result in an increase in the Warrant Exercise Price, then no adjustment shall be made hereunder. If the Company distributes assets other than cash, the amount per outstanding share of the distribution shall be calculated by reference to the fair market value of the assets distributed as determined in good faith by the Board of Directors of the Company.

“Closing Price” for purposes of this Section 2.10 means: (i) prior to the closing of the U.S. Offering, the volume weighted average closing price of the ordinary shares of the Company on AIM  during the ten trading day period preceding the measurement date, or (ii) after the closing of the U.S. Offering, the most recently reported closing price of the ordinary shares or ADSs, as applicable, on the Nasdaq.

2.11                        Adjustment for Reorganization

(a)                                 If, prior to the end of the Share Subscription Period, there shall occur any reorganization, recapitalization, reclassification, consolidation, merger or demerger involving the Company in which the Company’s ordinary shares are converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 2.7, 2.8, 2.10 or 2.12) (collectively, a “Reorganization”), then, following such Reorganization, subject to Section 2.11(b), the Warrantholders shall receive upon exercise of the Warrants the kind and amount of securities, cash or other property, if any, which the Warrantholders would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. Appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder, to the end that the provisions set forth in these Terms and Conditions (including provisions with respect to changes in and other adjustments of the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of the applicable Warrants.

(b)                                 The Warrantholders shall not be entitled to demand the redemption of the Warrants in relation to a merger or a division in accordance with Chapter 27 of the Companies Act, provided, however, that the Warrantholders shall be entitled to demand such redemption in the event that as a result of such merger or division the Warrants will be exercisable for anything other than shares or securities that are listed on a regulated market (within the meaning of the Markets in Financial Instruments Directive (2004/39(EC))) or a United States national securities exchange.

2.12                        Treatment of Warrants in an Acquisition

(a)                                 In the event of an Acquisition prior to the end of the Share Subscription Period (other than, for the purposes of this provision, an Acquisition consummated by way of an unsolicited third-party offer), the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Warrantholder shall thereafter continue to have the right to subscribe for upon the Terms and Conditions and in lieu of the Warrant Shares issuable upon exercise of the Warrants held by such Warrantholder, such number of shares, where the value of each new warrant to purchase one share in the surviving or acquiring entity (“Acquirer”) is determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix (A) hereto, that is equivalent to the aggregate value of the Warrants held by such Warrantholder, where the value of each Warrant to purchase one Share in the Company is determined in accordance with the Black-Scholes Option Pricing formula set forth Appendix (B) hereto. Furthermore, the new warrants to purchase shares in the Acquirer referred to herein shall have the same expiration date as the Warrants, and shall have a strike price, KAcq, that is calculated in accordance with Appendix (A) hereto.  For the avoidance of doubt, if the Acquirer surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Section 2.12 and Appendix (A) hereto.

(b)                                 Moreover, appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock (or ADSs) thereafter deliverable upon the exercise thereof. The Company shall not effect any such Acquisition unless prior to or simultaneously with the consummation thereof the successor corporation resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume by written instrument, reasonably deemed by the Board of Directors of the Company and the Warrantholder to be satisfactory in form and substance, the obligation to deliver to the holder of the Warrants, at the last address of such holder appearing on the books of the Company, such shares of stock, as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under these Warrants. The provisions of this Section 2.12 shall similarly apply to successive Acquisitions.

(c)                                  If the Company, in spite of using its best efforts, is unable to cause these Warrants to continue in full force and effect until the expiration of the Share Subscription Period in connection with any Acquisition, then the Company shall pay the Warrantholders an amount per Warrant to purchase one Share in the Company that is calculated in accordance with the Black-Scholes Option Pricing formula set forth in Appendix (B) hereto (the “Black-Scholes Value”). Such payment shall be made in cash in the event that the Acquisition results in the shareholders of the Company receiving cash from the Acquirer at the closing of the transaction, and shall be made in shares of the Company (with the value of each share in the Company determined according to SCorp in Appendix (B) hereto) in the event that the Acquisition results in the shareholders of the Company receiving shares in the Acquirer or other entity at the closing of the transaction. In the event that the shareholders of the Company receive both cash and shares at the closing of the transaction, such payment to the Warrantholders shall also be made in both cash and shares in the same proportion as the consideration received by the shareholders.  Following any payment required pursuant to this Section 2.12(c), the Warrant shall terminate, without payment of any additional consideration therefor.

(d)                                 Notwithstanding the foregoing, in the event that as a result of the Acquisition the Warrants will be exercisable for anything other than shares or securities that are listed on a regulated market (within the meaning of the Markets in Financial Instruments Directive (2004/39(EC))) or a United States national securities exchange, the Warrantholder shall be entitled to demand to receive a cash payment in an amount equal to the Black-Scholes Value per Warrant (calculated in accordance with Appendix B attached hereto) contemporaneously with or promptly after the consummation of such Acquisition.  Following any such demand, the Warrant shall terminate, without payment of any consideration other than the Black-Scholes Value therefor, effective upon the payment of such amount.

2.13                        Rights of Warrantholders in Certain Situations

(a)                                 If, prior to the end of the Share Subscription Period, the Company is placed into liquidation, the Warrantholders shall have the right to exercise the Warrants pursuant to these Terms and Conditions during a fixed period of time to be determined by the Board of Directors of the Company of which the Company shall give the Warrantholders written notice, provided that such period for exercise of the Warrants may not expire earlier than ten (10) Business Days following the date on which the Company sends the Warrantholders notice of such fixed period determined by the Board of Directors and five (5) Business Days prior to completion of the liquidation of the Company; provided further than any exercise by the Warrantholders of the Warrants may be conditioned upon the completion of the liquidation of the Company. Notwithstanding any other provisions in these Terms and Conditions, should the Company be struck off from Companies House prior to the exercise of the Warrants, the Warrantholders shall have no right to exercise the Warrants.

(b)                                 If, prior to the end of the Share Subscription Period, the Company makes a resolution to acquire its own shares through a tender offer to all the shareholders or to acquire other special rights entitling to shares issued in one or more transactions that were related to the offering of the Warrants (the “Related Offerings”) through a tender offer to all holders of such rights, the Company shall make an equal offer to the Warrantholders in respect of the Warrants. If the Company acquires its own shares in any other manner, or if the Company acquires stock options or special rights entitling to shares other than those issued in the Related Offerings, no measures will need to be taken in relation to the Warrants.

(c)                                  If, prior to the end of the Share Subscription Period, a tender offer regarding all shares, stock options and other special rights issued by the Company is made by a party other than the Company, including pursuant to a scheme of arrangement under Part 26 of the Companies Act 2006 pursuant to which all of the securities or shares in the Company become vested in a third party, or should a shareholder have the obligation to redeem the shares from the Company’s other shareholders, or to redeem the stock options or other special rights issued by the Company, or should a shareholder have under the Companies Act the right and obligation to redeem the shares from the Company’s other shareholders, then the Warrantholders may transfer all of their Warrants to such offeror or redeemer, as the case may be. If any such tender offer results in the third party acquiring more than 50% of the voting stock of the Company, then that event shall be deemed an “Acquisition” as set forth above.

Should a shareholder under the Companies Act have and exercise the right to redeem the shares from the other shareholders of the Company, the Warrantholders shall upon request by such shareholder have a corresponding obligation to transfer all of their Warrants for redemption, in which case the Acquirer shall pay the Warrantholders the Black-Scholes Value per Warrant, and the Warrant shall terminate, without payment of any consideration other than the Black-Scholes Value therefor, effective upon satisfying such payment obligation.

The Board of Directors may at its discretion in any of the situations mentioned in this Section 2.13(c), also give the Warrantholders an opportunity (which for the avoidance of doubt shall not foreclose the Warrantholders from exercising the Warrants for the securities or other property for which they would otherwise have been exercisable) to exercise the Warrants or to convert the Warrants into equity issued by the offeror or redeemer, as the case may be, on such terms and within such reasonable time period prior to the completion of the tender offer or redemption, as resolved by the Board of Directors.

2.14                        Notice of Adjustment

Not less than ten (10) Business Days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment of the Warrant Exercise Price or the number, amount or type of securities or other assets issuable upon exercise of the Warrants, the Company shall give notice to the Warrantholders of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrantholders of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.

2.15                        Legend

Neither the Warrants nor the Warrant Shares issuable upon exercise of the Warrants have been or will be registered under the Securities Act or under any state securities laws of the United States, except as provided under the Registration Rights Agreement executed in connection with the Offerings. Except as otherwise permitted by Section 1.4, each Warrant Certificate and each certificate representing the Warrant Shares shall bear the following legends or such variations thereof as the Company may prescribe from time to time:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT IN COMPLIANCE WITH THE SECURITIES ACT, (B) RULE 903 or 904 PURSUANT TO THE SECURITIES ACT, OR (C) RULE 144 UNDER THE SECURITIES ACT (UPON FURNISHING TO THE

COMPANY SUCH REPRESENTATION LETTERS AS THE COMPANY MAY REQUIRE), OR (II) UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, SHALL BE PROVIDED TO THE COMPANY, PROVIDING THAT SUCH SALE, TRANSFER OR ASSIGNMENT DOES NOT REQUIRE REGISTATION UNDER THE SECURITIES ACT.

Notwithstanding the foregoing, no Warrant Certificate issued to Offshore Investors pursuant to the Offshore Transaction nor any Warrant Shares issued to such Offshore Investors or their respective transferees pursuant to the cashless exercise procedures set forth in Section 2.4 hereof or pursuant to an exercise of the Warrant in connection with which a duly completed and executed Offshore Investor Certification is delivered shall bear such legend.

2.16                        Exercise Limitation

Notwithstanding any provisions herein to the contrary, from and after the time that the Company has ceased to qualify as a “foreign private issuer” (as that term is defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)), the Warrantholder shall not be entitled to exercise Warrants for a number of Shares in excess of that number of Shares which, upon giving effect to such exercise, would cause the aggregate number of Shares deemed beneficially owned by the Warrantholder to exceed 9.99% of the outstanding Shares following such exercise. For purposes of the foregoing proviso, the aggregate number of Shares beneficially owned by the Warrantholder shall include the number of Shares issuable upon exercise of this Warrant with respect to which determination of such proviso is being made, but shall exclude the Shares which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Warrantholder and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Warrantholder subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this Section 2.16, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. Notwithstanding the foregoing, the Warrantholder may waive the foregoing limitation, or increase or decrease the foregoing limitation to any other percentage, by written notice to the Company; provided that a waiver by the Warrantholder of the foregoing limitation or a request to increase such limitation requires not less than 61 days prior written notice (with such waiver of the foregoing limitation or request to increase such limitation taking effect only upon the expiration of such 61 day notice period and applying only to the Warrantholder and not to any other holder of Warrants). For purposes of this Section 2.16, in determining the number of outstanding Shares, the Warrantholder may rely on the number of outstanding Shares as reflected in (x) the Company’s most recent periodic report filed with the SEC on the date thereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of Shares outstanding. Upon the written request of the Warrantholder, the Company shall use commercially reasonable efforts to within confirm in writing or by electronic mail to the Warrantholder the number of Shares then outstanding within three (3) Business Days after written request by such Warrantholder. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrantholder since the date as of which such number of outstanding Shares was reported.

3.              Forfeiture Event

Pursuant to section 5(k) of the Securities Purchase Agreement, to the extent that the U.S. Offering is consummated within one year from completion of the Transaction and any Warrantholder does not fully subscribe for Shares or ADSs in the U.S. Offering (including the value of any Shares or ADSs acquired in any concurrent private offering made on substantially the same terms as the U.S. Offering) having an aggregate purchase price not less than the aggregate purchase price of the securities such Warrantholder purchased in the Transaction (or such lesser amount as may be allocated to the Warrantholder in the U.S. Offering by the lead underwriter in such offering), such Warrantholder will forfeit any Warrants issued to that Warrantholder in the Transaction. By way of example, if a Warrantholder purchases USD$5 million of securities in the Transaction, that Warrantholder will forfeit any Warrants purchased in the Transaction unless such Warrantholder purchases at least USD$5 million in the U.S Offering (including any concurrent private placement). Notwithstanding the foregoing, (i) if the Warrantholder’s allocation is cut back by the lead underwriter in the U.S Offering (or concurrent private placement), then the required level of participation to retain the Warrants shall be only that amount that is allocated to the Warrantholder in the U.S Offering (or concurrent private placement); and (ii) if any Warrantholder is barred from purchasing securities in the U.S. Offering, pursuant to its internal or other tax related structure or other applicable law or rule, and has notified the Company of such fact prior to the pricing of the U.S. Offering, such Warrantholder shall not forfeit any Warrants issued to that Warrantholder in the Transaction.  The provisions of this Section 3 shall be binding on any transferee of the Warrants.

4.              Other Terms

4.1                               Stock Exchange Listing and Government Approvals

The Company will, at its own expense, use its reasonable best efforts to: (a) maintain the AIM listing of its ordinary shares on the London Stock Exchange and as soon as reasonably practicable following the consummation of the U.S. Offering effect the AIM listing of the Warrant Shares; (b) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations under these Terms and Conditions; (c) take all action which may be necessary for the admission of the Warrant Shares issuable upon exercise of the Warrants for trading on the London Stock Exchange on or before the earliest of: (i) the U.S. Offering; (ii) the listing by the Company of other ordinary shares on the London Stock Exchange or its successors, however, provided that the admission of the Warrant Shares would not require additional documentation (including, but not limited to, the publication of a prospectus under the Financial Services and Markets Act 2000) by the Company; and (iii) the date six (6) months from the issue of Warrant Shares; and (d) following the U.S. Offering and to the extent that the Company causes ADSs to be issued in the U.S. Offering, maintain the listing of the ADSs on Nasdaq or another United States national securities exchange.

4.2                               Governing Law and Jurisdiction

These Terms and Conditions shall be governed by and construed in accordance with English law and each of the parties to this agreement hereby submits to the non-exclusive jurisdiction of the English courts.

4.3                               Notices

All notices related to the Warrants by the Company shall be sent by express courier or e-mail to the addresses provided to the Company by the respective Warrantholders. The notices related to the Warrants to the Company may be sent by express courier or e-mail to:

Verona Pharma plc

address: 3 More London Riverside, London SE1 2RE, United Kingdom

e-mail: jan-anders.karlsson@veronapharma.com and claire.poll@veronapharma.com attention: Jan-Anders Karlsson and Claire Poll

A notice made in accordance with the above shall be deemed to have been received by its recipient on (i) the fourth (4th) Business Day after the day of sending if sent by express courier, or (ii) on the day of transmission if sent by e-mail, provided that a confirmation of successful transmission has been obtained from the recipient.

4.4                               Other Matters

By subscribing for the Warrants, the Warrantholders undertake to adhere to these Terms and Conditions

In discharging any obligations hereunder, the parties acknowledge and agree that time shall be of the essence.

The Warrantholders shall be solely responsible for any taxes, duties and other such payments possibly incurred by the holders of Warrants in relation to receiving the Warrants and the subscription of any Warrant Shares under these Terms and Conditions.

The Board of Directors of the Company shall resolve upon all other matters related to the Warrants and to amend the technical procedures relating to the Warrants (including, but not limited to, additional procedures related to the subscription of Warrant Shares), provided, in each case, that such actions, resolutions or amendments are not prejudicial to the Warrantholders.

THE CASHLESS EXERCISE PROVISIONS (AS SET OUT IN THE TERMS AND CONDITIONS) WILL ONLY BE AVAILABLE IF AT THE TIME OF EXERCISE OF THE WARRANTS THE WARRANTHOLDER IS ALSO A SHAREHOLDER OF ONE OR MORE ORDINARY SHARES (WHICH MAY INCLUDE BEING A SHAREHOLDER OF RECORD, OR A BENEFICIAL OWNER OF SHARES, INCLUDING SHARES IN STREET NAME, AS WELL AS HOLDING ADS’S IN ANY SUCH FORMS) IN THE COMPANY.

Exhibit A

Form of Warrant Assignment

To: Verona Pharma plc

Reference is made to the terms and conditions dated [•] 2016 and concerning the issuance of Warrants by Verona Pharma plc (the “Terms and Conditions”). The capitalised terms used herein shall have the same meanings as in the Terms and Conditions.

[NOTE: IF THE FORM CONCERNS TRANSFER, THE FOLLOWING SHALL BE INCLUDED]

FOR VALUE RECEIVED                              (the “Assignor”) hereby notifies that it has undertaken to sell, assign and transfer all of the rights of the Assignor under the Warrants to the Assignee(s) as set forth below:

Name(s) of Assignee(s)	Assignee(s) Contact Information	Number of Warrants

All notices to be given by the Company to the Assignor as Warrantholder shall be sent to the Assignee(s) at the above listed address(es).

[NOTE: IF THE FORM CONCERNS PLEDGE, THE FOLLOWING SHALL BE INCLUDED]

(the “Pledgor”) hereby notifies that it has undertaken to irrevocably and unconditionally pledge [with first priority all of the rights of, title to and other interests in] the Warrants to the Pledgee(s) as set forth below:

Name(s) of Pledgee(s)	Number of Warrants Pledged

NOTE: IF WARRANTS ARE REGISTERED INTO A BOOK-ENTRY SECURITIES SYSTEM, THE PLEDGOR AND PLEDGEE ARE RESPONSIBLE FOR EFFECTING THE REGISTRATION OF ANY PLEDGE TO THE BOOK-ENTRY ACCOUNT OF THE PLEDGOR

[NOTE: THE BELOW SHALL BE INCLUDED IN ALL FORMS]

Place and date:

Name of the [Assignor / Pledgor]:

By:	By:
Title:	Title:

The above [assignment / pledge] is acknowledged and accepted.

Place and date:

VERONA PHARMA PLC

By:

Title:

Exhibit B-1

Form of Accredited Investor Certification

Reference is made to the terms and conditions dated [•] 2016 concerning the issuance of Warrants by Verona Pharma plc (the “Terms and Conditions”). The capitalised terms used herein shall have the same meanings as in the Terms and Conditions.

The undersigned represents and warrants to Verona Pharma plc (the “Company”) in connection with the transfer of Warrants exercisable for Warrant Shares, to the undersigned, or in connection with the exercise of Warrants for Warrant Shares to be subscribed for by the undersigned, that the undersigned fits within each category marked below, and that for any category marked, it has truthfully set forth any description required as provided for below. The undersigned agrees to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

(PLEASE MARK EACH CATEGORY APPLICABLE TO YOU)

☐                                    The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

☐                                    Explanation. In calculating net worth, you may include equity in personal property, real estate, cash, short-term investments, stock and securities. Please follow these guidelines in calculating the value of your principal residence: (i) you may not include equity in your principal residence as an asset; (ii) you may exclude indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence on the date hereof from the calculation of liabilities (unless the amount of such indebtedness outstanding on the date hereof exceeds the amount outstanding 60 days before the date hereof, other than as a result of the acquisition of the primary residence, in which case the excess should be included in the calculation of liabilities); and (iii) you should include indebtedness that is secured by your principal residence in excess of the fair market value of the primary residence on the date hereof in the calculation of liabilities.

☐                                    The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case, including foreign income, tax exempt income and full amount of capital gains and losses, but excluding any income of other family members and any unrealized capital appreciation), and has a reasonable expectation of reaching the same income level in the current year.

☐                                    The undersigned is a director or executive officer of the Company.

☐                                    The undersigned is either: (a) a bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”); (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; (c) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (d) an insurance company as defined in Section 2(13) of the Securities Act; (e) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Securities Act; (f) a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (g) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000; or (h) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the

investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors,” as defined in Rule (501)(a) promulgated under the Securities Act.

(describe entity)

☐                                    The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(describe entity)

☐                                    The undersigned is an organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Warrant Shares, with total assets in excess of $5,000,000.

(describe entity)

☐                                    The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Warrant Shares, whose investments are directed by a “sophisticated person” as described in Rule 506(b) (2)(ii) promulgated under the Securities Act.

☐                                    The undersigned is an entity, all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this category alone, each equity owner must complete a separate copy of this Certificate.

(describe entity)

THE UNDERSIGNED UNDERSTANDS THAT THE COMPANY WILL RELY ON THE FOREGOING REPRESENTATIONS TO, AMONG OTHER THINGS, MAINTAIN THE EXEMPTION FOR THE ISSUANCE OF WARRANT SHARES AND WARRANTS FROM THE REQUIREMENT TO REGISTER SUCH WARRANT SHARES AND WARRANTS UNDER THE SECURITIES ACT.

The answers to the foregoing questions are correctly stated to the best of my knowledge, information and belief.

Dated:

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Investor:

Title of Authorized Investor:

Exhibit B-2

Form of Offshore Investor Certification

Reference is made to the terms and conditions dated [•] 2016 concerning the issuance of Warrants by Verona Pharma plc (the “Terms and Conditions”). The capitalised terms used herein shall have the same meanings as in the Terms and Conditions.

The undersigned represents and warrants to Verona Pharma plc (the “Company”) in connection with the transfer of Warrants exercisable for Warrant Shares to the undersigned, or in connection with the exercise of Warrants for Warrant Shares to be subscribed for by the undersigned, that the undersigned holder (i) is not located within the United States, (ii) is not a U.S. Person, and (iii) is not holding or exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States.  The undersigned acknowledges and agrees that the Warrant Shares will not be delivered to an account within the United States, and certificates representing Warrant Shares will not be delivered to an address within the United States.

“United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act of 1933, as amended.

THE UNDERSIGNED UNDERSTANDS THAT THE COMPANY WILL RELY ON THE FOREGOING REPRESENTATIONS TO, AMONG OTHER THINGS, MAINTAIN THE EXEMPTION FOR THE TRANSFER OF THE WARRANTS OR THE ISSUANCE OF WARRANT SHARES FROM THE REQUIREMENT TO REGISTER SUCH TRANSFER OR EXERCISE UNDER THE SECURITIES ACT.

In connection therewith, the undersigned agrees to furnish any additional information that the Company deems necessary in order to verify the applicability of the exemption.

The answers to the foregoing questions are correctly stated to the best of my knowledge, information and belief.

Dated:

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Investor:

Title of Authorized Investor:

Exhibit C

Form of Exercise Notice

To: Verona Pharma plc

Reference is made to the terms and conditions dated [•], 2016, concerning the issuance of Warrants by Verona Pharma plc (the “Terms and Conditions”).  The capitalized terms used herein shall have the same meanings as in the Terms and Conditions.

The undersigned hereby irrevocably elects to exercise the warrant issued to it by the Company, dated [•], 20   Warrant Certificate No. [•] (the “Warrant Certificate”), and purchase thereunder (and surrenders herewith the Warrant Certificate) as follows:

(1)         ☐           Warrant Shares to be issued as Ordinary Shares pursuant to the Terms and Conditions;

☐           Warrant Shares to be issued as ADSs pursuant to the Terms and Conditions.

(2)         Method of Exercise (Please initial the applicable blank):

          The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

          The undersigned, being a shareholder in the Company as well as a Warrantholder, elects to exercise the attached Warrant pursuant to the cashless exercise provisions described in Section 2.4 of the Warrant.

(3)         Exercise Amount payable:                                                                                                                        GBP

(4)         Please issue a certificate or certificates representing the securities specified in Item (1) above in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(5)         If a cash exercise, the Exercise Amount shall be paid to the following bank account of Verona Pharma plc:

(6)

IBAN:

BIC:

(7)         If this exercise is in connection with an Acquisition and is being conditioned on completion of the Acquisition, check the following box: ☐.

The Warrantholder represents and warrants that this Exercise Notice has been duly signed and constitutes a valid and binding act by the undersigned to exercise the said Warrants.

Place and date:

Name of the Warrantholder:

By:

Title:

The above exercise is acknowledged and accepted.

Place and date:

VERONA PHARMA PLC

By:
Title:

APPENDIX A

Black-Scholes Option Pricing formula to be used when calculating the value of each new warrant to purchase one share in the Acquirer shall be:

CAcq = value of each warrant to purchase one share in the Acquirer

SAcq = price of Acquirer’s stock as determined by reference to the average of the closing prices on the securities exchange or Nasdaq over the 20-day period ending three trading days prior to the closing of the Acquisition described in Section 2.12 if the Acquirer’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Acquisition if the Acquirer’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TAcq = expiration date of new warrants to purchase shares in the Acquirer = TCorp

tAcq = date of issue of new warrants to purchase shares in the Acquirer

TAcq-tAcq = time until warrant expiration, expressed in years

 = volatility = annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Acquirer’s stock price on the securities exchange or Nasdaq over a 20-day trading period, determined by the Warrantholders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Acquisition described in Section 2.12 if the Acquirer’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or 0.5 (or 50%) if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market. In no event will the volatility variable be more than 0.5 (or 50%).

N = cumulative normal distribution function

ln = natural logarithm

 = dividend rate of the Acquirer for the most recent 12-month period at the time of closing of the Acquisition.

KAcq = strike price of new warrants to purchase shares in the Acquirer = KCorp * (SAcq / SCorp)

r = annual yield, as reported by Bloomberg at time tAcq, of the United States Treasury security measuring the nearest time TAcq

APPENDIX B

Black-Scholes Option Pricing formula to be used when calculating the value of each Warrant to purchase one Share in the Company shall be:

CCorp = value of each Warrant to purchase one share in the Company

SCorp = price of Company stock as determined by reference to the average of the closing prices on Nasdaq over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization described in Section 5(d) if the Company’s stock is then traded on Nasdaq, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Acquisition if the Company’s stock is then actively traded in the over-the-counter market, or on the AIM market, if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market, or the most recently completed financing if the Company’s stock is not then traded on AIM.

TCorp = expiration date of Warrants to purchase shares in the Company

tCorp = date of public announcement of transaction

TCorp-tCorp = time until Warrant expiration, expressed in years

 = volatility = the annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Company’s stock price on the securities exchange or Nasdaq Global Market over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization described in Section 5(d) if the Company’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Corporate Reorganization if the Company’s stock is then actively traded in the over-the-counter market, or 0.5 (or 50%) if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market. In no event will the volatility variable be more than 0.5 (or 50%).

N = cumulative normal distribution function

ln = natural logarithm

 = dividend rate of the Company for the most recent 12-month period at the time of closing of the Acquisition.

KCorp = strike price of Warrant

r = annual yield, as reported by Bloomberg at time tCorp, of the United States Treasury security measuring the nearest time TCorp

APPENDIX C

Form of Warrant Certificate

Certificate no: [•]

Verona Pharma Plc

(Incorporated under the Companies Acts 2006

with registered number 05375156)

WARRANT to subscribe for ordinary shares of £0.001 each in the capital of Verona Pharma Plc (the “Shares”) pursuant to an instrument executed by Verona Pharma Plc on [•] June 2016 (the “Warrant Instrument”).

Certificate no:	[•]

Date of issue:	[•]

Number of Warrants:	[•]

THIS IS TO CERTIFY that [•] of [•]

is the holder of the number of Warrants set out above, which are subject to the articles of association of the Company and otherwise on the terms and conditions contained in the Warrant Instrument.

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT IN COMPLIANCE WITH THE SECURITIES ACT, (B) RULE 903 or 904 PURSUANT TO THE SECURITIES ACT, OR (C) RULE 144 UNDER THE SECURITIES ACT (UPON FURNISHING TO THE COMPANY SUCH REPRESENTATION LETTERS AS THE COMPANY MAY REQUIRE), OR (II) UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, SHALL BE PROVIDED TO THE COMPANY, PROVIDING THAT SUCH SALE, TRANSFER OR ASSIGNMENT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. ](1)

This certificate has been executed as a deed and entered into and delivered on the date of issue.

EXECUTED as a DEED by	)
VERONA PHARMA PLC	)
acting by a director	)
in the presence of:
Director

Witness signature:

Witness name:

Witness address:

(1)  Legend only required as set forth in Section 2.15 of the Terms and Conditions.

Schedule A

In accordance with Instruction 2 to Item 601 of Regulation S-K, below is a schedule setting forth the material details in which the form of warrant differs from the warrants issued to each warrantholder listed below.

Investor	Amount
Orbimed Private Investments VI, LP	93,396,936
Growth Equity Opportunities Fund IV, LLC	88,481,308
Novo A/S	88,481,308
Abingworth Bioventures VI, LP	70,211,068
Tekla Life Science Investors	18,581,075
Tekla World Healthcare Fund	25,659,579
BioDiscovery 4 FPCI	44,240,654
Aisling Capital IV, LP	29,493,769
Arix Bioscience Holdings Ltd	25,807,048
HSBC Global Custody Nominee (UK) Ltd A/C 944287	21,280,890
BBHISL Nominees Ltd. A/c 121624	11,138,182
The Bailey 1995 Family Trust	4,424,065
Nortrust Nominees Limited a/c PCL22	3,440,939
Rensburg Client Nominees Limited A/C CLT	2,255,482
Dr. David Ebsworth	245,781
N+1 Singer Capital Markets Limited	1,783,512
Vivo Ventures Fund VII, L.P.	73,123,825
Vivo Ventures VII Affiliates Fund, L.P.	1,593,724
Vivo Ventures Fund VI, L.P.	18,543,537
Vivo Ventures VI Affiliates Fund, L.P.	135,850